Exhibit 99.2

Hennessy Capital Investment Corp. VII Announces Closing of $190,000,000 Initial Public Offering

New York, NY, January 21, 2025 – Hennessy Capital Investment Corp. VII (NASDAQ: HVIIU) (the “Company”), a special purpose acquisition company, announced today the closing of its initial public offering (“IPO”) of 19,000,000 units, which included 1,500,000 units sold pursuant to the partial exercise of the underwriters’ over-allotment option. The IPO was priced at $10.00 per unit, resulting in gross proceeds of $190,000,000. The units are listed on The Nasdaq Global Market (“Nasdaq”) and commenced trading under the ticker symbol “HVIIU” on January 17, 2025. Each unit consists of one Class A ordinary share and one right to receive one-twelfth (1/12) of one Class A ordinary share upon the consummation of the Company’s initial business combination (“Share Right”). There are no warrants issued publicly or privately in connection with the IPO. Once the securities comprising the units begin separate trading, the Company’s Class A ordinary shares and the Share Rights are expected to be listed on Nasdaq under the symbols “HVII” and “HVIIR,” respectively.

Daniel J. Hennessy, Chairman and CEO, commented “We are pleased to announce the successful completion of our initial public offering and the launch of our seventh flagship SPAC. This milestone positions us as the preferred partner for a category-winning company seeking a NASDAQ listing. We are grateful for the trust of our investors and look forward to delivering long term value to our shareholders.”

The Company is a newly incorporated blank check company founded by Daniel J. Hennessy and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Although the Company reserves the right to pursue an acquisition opportunity in any business or industry, the Company intends to focus its search for a target business in the industrial technology and energy transition sectors.

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, served as the lead book running manager for the IPO, and Clear Street LLC and Loop Capital Markets LLC served as co-book running managers.

Of the proceeds received upon the consummation of the IPO and simultaneous private placements of units, $190,000,000 (or $10.00 per unit sold in the IPO) was placed in the Company’s trust account. An audited balance sheet of the Company as of January 21, 2025, reflecting receipt of the proceeds upon consummation of the IPO and the private placement, will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (“SEC”).

The IPO was made only by means of a prospectus. Copies of the prospectus relating to the IPO may be obtained from Cohen & Company Capital Markets, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at: capitalmarkets@cohencm.com.

A registration statement relating to these securities has been filed with the SEC and was declared effective on January 16, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the Company will ultimately complete a business combination transaction. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s final prospectus for the Company’s IPO filed with the SEC. Copies of these documents are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Nicholas Geeza

Hennessy Capital Investment Corp. VII

Email: info@hennessycapitalgroup.com

Website: https://www.hennessycapital7.com/